UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  March 3, 2010

CHINA PHARMACEUTICALS, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-52763	20-2638087
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

24th Floor, Building A, Zhengxin Mansion, No. 5 of 1st Gaoxin Road Hi-Tech Development Zone, Xi’an City, PRC
(Address of Principal Executive Offices)

Registrant's telephone number, including area code:  (86) 29-84067215

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On March 29, 2010, Mr. Lei Tao resigned as director of the Company. On the same date, upon the Company’s Nominating Committee’s recommendation, the Company’s Board of Directors appointed Mr. Guiping Zhang as our director with immediate effect. Mr. Zhang is currently the president of the Company.  Apart from the compensation for his service as the president of the Company, Mr. Zhang does not have any arrangement with the Company for additional compensation as the Company’s director.

Mr. Zhang, age 42, has been the president of the Company since February 12, 2010. Mr. Zhang has been the General Manager of China Qinba Pharmaceuticals, Inc., a Delaware company, since November 5, 2008 and a Director of China Qinba Pharmaceuticals, Inc. since November 15, 2008. From August 2007 to November 2008, Mr. Zhang was General Manager and Vice President with Xi’an Pharmaceuticals, a PRC company and our operating entity, and responsible for the overall operations and management of the Xi’an Pharmaceuticals. He was Chairman of the Board of Xi’an Pharmaceuticals from 2001 through August 2007.  Mr. Zhang attended Shandong University majoring in Micro-organism Engineering and graduated in July 1989.

Pursuant to a merger agreement dated February 12, 2010, through the Company’s wholly-owned subsidiary Allstar Acquisitions Co., the Company acquired control of China Qinba Pharmaceuticals, Inc. (“China Qinba”) and the parent company of Xi-an Development Co., Ltd., a PRC company, by issuing to the shareholders of China Qinba shares of the Company’s common stock as consideration for all of the outstanding capital stock of China Qinba. At the closing, Allstar Restaurants issued 33,600,000 shares of common stock to the shareholders of China Qinba as merger consideration for 100% of the common stock of China Qinba. Immediately after the closing, shareholders of China Qinba owned approximately 87.39 % of the Company’s outstanding common stock, of which Guiping Zhang, a shareholder of China Qinba, owns 13.59%.

Apart from the abovementioned transaction, there is no transaction, since the beginning of the Company's last fiscal year, or any currently proposed transaction, in which the Company was or is to be a participant and the amount involved exceeds $120,000, and in which Mr. Zhang had or will have a direct or indirect material interest. There is no family relationship between Mr. Zhang and any of our other officers and directors.

Item 5.03     Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective March 3, 2010, the Company changed its name from “Allstar Restaurants” to “China Pharmaceuticals, Inc.” in order to better reflect the direction and business of the Company after the merger consummated on February 12, 2010.  The Company’s new corporate name became effective in the market place and the Company’s common stock began trading under its new ticker symbol, “CFMI,” on March 30, 2010.

A copy of the Articles of Merger is being filed as Exhibit 3.1 to this Form 8-K and is incorporated herein by reference in its entirety.

Item 9.01     Financial Statements and Exhibits.

3.1           Articles of Merger, dated March 3, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 31, 2010

CHINA PHARMACEUTICALS, INC.

By:	/s/ Guozhu Wang
Guozhu Wang
Chief Executive Officer